Ex-99.906.CERT

Scout Funds

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Andrew J. Iseman, Principal Executive Officer of the Scout Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Andrew J. Iseman

Andrew J. Iseman

Principal Executive Officer

February 24, 2012

I, Scott A. Betz, Principal Financial Officer of the Scout Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Scott A. Betz

Scott A. Betz

Principal Financial Officer

February 24, 2012

A signed original of this written statement required by Section 906 has been provided to the Scout Funds and will be retained by the Scout Funds and furnished to the Securities and Exchange Commission or its staff upon request.